Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S. C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioVie Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joanne Wendy Kim, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 6, 2026

/s/ Joanne Wendy Kim
Joanne Wendy Kim Chief Financial Officer (Principal Financial and Accounting Officer)